Exhibit 99.1

Sports.com Unveils Its New Sports Entertainment Platform

AUSTIN, Texas, Feb. 15, 2024 (GLOBE NEWSWIRE) — Lottery.com Inc. (Nasdaq: LTRY, LTRYW) (“Lottery.com” or the “Company”), a leading online lottery services provider announces the strategic acquisition of S&MI Ltd. (“SportLocker”).

As part of the acquisition, SportLocker, rebranded as Sports.com, will immediately launch as a premier platform for sports fans worldwide, marking a pivotal leap in Sports.com’s evolution as the next-gen digital sports entertainment space. The platform merges innovative community-driven aspects with expansive content and technology, creating a new era of sports engagement.

Details of Acquisition

The stock-based acquisition is a significant step in Sports.com’s strategy to diversify and magnify its digital entertainment and sports engagement footprint, introducing a service that seamlessly blends sports and social for a truly immersive fan experience.

Creating the next Gen Sports Entertainment Platform

Sports.com is poised to redefine digital sports entertainment by introducing a platform that aims to combine: 24 hours of sports news; live streaming; hours of exciting new content, including original documentaries, films, and exclusive behind-the-scenes access. By offering innovative ways for fans to watch sports—when they want, where they want, directly on their devices, regardless of the country—Sports.com is determined to break new ground. Throughout 2024, the Company plans to add additional features to and invest in innovative technologies for Sports.com that focus on immersing sports fans with content that truly matters to them though the establishment of communities and sports-centric social media interactions with some of the biggest stars in sports: past, present, and future.

Creating a New Vision for Sports Entertainment

The Company is initially focused on rolling out Sports.com in the USA and Europe, along with concentrated efforts in the Middle East. Sports.com is determined to expand globally, targeting high-energy sports such as soccer, motor racing (in all forms), football, baseball, basketball, MMA, boxing, cricket, golf, field and ice hockey, and tennis at the grassroots level. A dedicated parallel program committed exclusively to women’s sports is expected to launch, showcasing the latest methods for fan engagement, sponsorship acquisition, and generating new revenue streams for clubs and teams.

The Company previously announced plans for club acquisition, sponsorship, and media partnership programs. These initiatives, initially focused on UK soccer clubs, MLS, and USL, are spearheaded by Marc Bircham, Sports.com head of business development, and they reflect Sports.com’s commitment to making a significant impact in the sports and media landscape, particularly with the American audience in mind, leveraging the vast and lucrative American sports industry.

Forward-Looking Strategic Direction and Growth Opportunities

Once established in the USA, Europe, and the Middle East, Sports.com plans to extend its reach into Africa, India, South America, Asia and Australia, with a target to deliver the same unparalleled sports content and interactive experiences along with regional sports content. This strategic direction underscores Sports.com’s commitment to driving growth in higher value territories and underserved markets along with prioritizing regions based on their ability to earn greater customer Lifetime Value (LTV). Sports.com envisions delivering comprehensive pre and post-match stats, news, and event highlights across a wide range of major sports such as soccer, golf, tennis, cricket, and more, including:

●	Access to the Indy 500, Dakar Rally, FIA Formula E, and the Formula 1 season.

●	Broadcasts of the PGA Tour, LPGA Tour, and the prestigious Masters Golf Tournament.

●	Comprehensive coverage of tennis Grand Slams, including the Australian Open, French Open, ATP and WTA tours.

●	Special events like the Summer Olympics 2024 and the ICC Men’s T20 Cricket World Cup.

Enhanced Partnership Model with Mobile Network Operators

A core strategy behind the acquisition of SportLocker and the rebranding to Sports.com includes leveraging its established partnerships with Mobile Network Operators (MNOs) to offer localized branded sports content services. This approach enhances the value proposition for MNOs by servicing the demand for sports video content from large scale audiences across many markets directly onto consumers’ mobile devices.

Driving Growth Through Premium Content and Direct Connections

The SportLocker acquisition is an underlying-element of Sports.com’s accelerated growth strategy and rapid market penetration plan. By focusing on premium content bundling and optimizing its direct connections with MNOs for efficient user acquisition, Sports.com expects to attract exclusive marketing partners to drive and sustainably scale its brand.

Majed Al Sorour, President of Sports.com and Saudi Golf, and former Director CEO of LIV Golf and Newcastle Football Club, said:

“I am thrilled to lead Sports.com into a new era where technology and passion for sport converge to create unparalleled experiences for fans worldwide. Our vision is to revolutionize fan engagement, making every moment more interactive, accessible, and engaging. Supporting Sports.com at this transformative stage, I look forward to leveraging my experience to catalyze growth, innovation, and community building in the sports and technology landscape.”

Matthew McGahan, Chairman and CEO of Lottery.com and Sports.com, commented:

“This acquisition is of great strategic importance to our group and we are delighted to unveil Sports.com to the world with a revolutionary vision that will transform how fans engage with sports. By integrating SportLocker’s robust MNO partnerships, localized content services and community-focused features with enhanced content and technology, we are creating a dynamic ecosystem where fans can not only consume sports, but also connect and create in ways never before offered to the mass of sports fans worldwide.

“We are positioning Sports.com to offer sports fans an unparalleled year-round experience. The introduction of our media platform is just a glimpse of how we intend to bring fans closer to the sports they love.”

Tim Scoffham, Founding Partner of SportLocker, added:

“The synergies between SportLocker and Sports.com represent a game-changing evolution in our mission to deliver unmatched sports experiences to fans worldwide. We are excited to join forces with their team, leveraging our combined strengths to redefine the landscape of sports entertainment under the Sports.com brand. Our vision has always been to create a comprehensive platform that serves as the go-to destination for sports fans. With the acquisition of SportLocker, Sports.com accelerates that goal, providing coverage of the most anticipated events, exclusive content, and insights in the sports world. We are confident in the direction set out by Matthew and his leadership team and look forward to quickly delivering value to the Company’s stakeholders.”

Lottery.com is a leading technology company that is transforming how, where and when lottery is played. Its engaging mobile and online platforms enable players and commercial partners located in the United States and internationally to remotely purchase legally sanctioned lottery games. Fans and subscribers look to Lottery.com for compelling, real-time results on more than 800 lottery games from more than 40 countries. Additionally, through WinTogether.org, Lottery.com is fundamentally changing how non-profit donors are incentivized to action by gamifying charitable giving. In all that it does, Lottery.com’s mission remains the same: an uncompromising passion to innovate, grow a new demographic of enthusiasts, deliver responsible and trusted solutions, and promote community and philanthropic initiatives. For more information, visit http://www.lottery.com.

About Sports.com

Emerging from the strategic acquisition of SportLocker, Sports.com is poised to become the premier destination for sports entertainment, offering an unparalleled array of interactive and engaging sports content. For more information, visit www.sports.com.

Important Notice Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of present or historical fact included in this press release, regarding the company’s future financial performance, as well as the company’s strategy, future operations, revenue guidance, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Lottery.com disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Lottery.com cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Lottery.com. In addition, Lottery.com cautions you that the forward-looking statements contained in this press release are subject to the following factors: (i) the outcome of any legal proceedings that may be instituted against Lottery.com; (ii) Lottery.com’s ability to maintain effective internal controls over financial reporting, including the remediation of identified material weaknesses in internal control over financial reporting relating to segregation of duties with respect to, and access controls to, its financial record keeping system, and Lottery.com’s accounting staffing levels; (iii) the effects of competition on Lottery.com’s future business; (iv) risks related to Lottery.com’s dependence on its intellectual property and the risk that Lottery.com’s technology could have undetected defects or errors; (v) changes in applicable laws or regulations; (vi) risks related to the COVID-19 pandemic and its effect directly on Lottery.com and the economy generally; (vii) risks relating to privacy and data protection laws, privacy or data breaches, or the loss of data; (viii) the possibility that Lottery.com may be adversely affected by other economic, business, and/or competitive factors; (ix) the ability of Lottery.com to achieve its strategic and growth objectives as stated or at all; and (x) those factors discussed in the proxy statement/prospectus filed by Lottery.com with the SEC under the heading “Risk Factors” and the other documents filed, or to be filed, by Lottery.com with the SEC. Should one or more of the risks or uncertainties described in this press release materialize or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the reports that Lottery.com has filed and will file from time to time with the SEC. These SEC filings are available publicly on the SEC’s website at www.sec.gov.

CONTACT: Lottery.com Contact: press@lottery.com